Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of VALIC Company I of:

1) our report dated July 27, 2020, relating to the financial statements and financial highlights, which appears in Capital Conservation Fund’s, Government Money Market I Fund’s, Small Cap Aggressive Growth Fund’s and Small Cap Fund’s (four of the funds constituting VALIC Company I) Annual Report on Form N-CSR for the year ended May 31, 2020; and

2) our report dated October 27, 2020, relating to the financial statements and financial highlights, which appears in Core Bond Fund’s, Government Money Market II Fund’s, Small Cap Growth Fund’s and Strategic Bond Fund’s (four of the funds constituting VALIC Company II) Annual Report on Form N-CSR for the year ended August 31, 2020.

We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

Houston, Texas
February 04, 2021